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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report  (Date of earliest event reported)   November 1, 1999
                                                 ------------------------------


                                quepasa.com, inc.
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               (Exact name of Registrant as specified in charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

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

                0-25565                                   86-0879433
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
       (Commission File Number)                (IRS Employee Identification No.)
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400 E. Van Buren, Fourth Floor, Phoenix, Arizona                 85004
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code   (602) 716-0100
                                                  -----------------------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On November 1, 1999, quepasa.com, inc. (the "Company") announced the settlement of its lawsuit against Jeffrey Peterson, the Company's co-founder and former Chief Executive Officer. In connection with the settlement, Mr. Peterson has resigned as a Director of the Company, he will retain 37,500 stock options, exercisable at $1.50 per share, his other stock options have been canceled and the Company has paid him $200,000. The terms of Mr. Peterson's lock-up agreement with the Company, entered into at the time of its initial public offering, remains in effect. Under the lock-up, all of Mr. Peterson's shares, including the shares underlying Mr. Peterson's options, may not be sold by him until June 2001. In addition, the Company has repaid the $2.25 million loan made to the Company by Mr. Peterson prior to the Company's initial public offering. The Company has also settled a dispute with respect to office space in Tempe, Arizona that was previously disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

         News Release dated November 1, 1999 filed as Exhibit 20.1 to this Current Report on Form 8-K is incorporated by reference herein.

Item 7.  Exhibits.


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     Exhibit Number                             Description
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
          20.1                 News Release dated November 1, 1999.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                    quepasa.com, inc.
                                         -------------------------------------
                                                      (Registrant)


Date: November 1, 1999                   By: /s/ GARY L. TRUJILLO
                                            ----------------------------------
                                            Gary L. Trujillo
                                            Chairman and Chief Executive Officer








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                                 EXHIBIT INDEX
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
EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------
 20.1            Press Release dated 11/1/99.
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